SUBSCRIPTION AGREEMENT


           THIS SUBSCRIPTION AGREEMENT is entered into as of the    th day
 of June, 1998, between Baron Capital Funds Trust, a trust organized and existing under the laws of Delaware (the "Trust"), and BAMCO, Inc. (the "Purchaser").

           THE PARTIES HEREBY AGREE AS FOLLOWS:

           1.   PURCHASE AND SALE OF THE SECURITIES

           1.1 SALE AND ISSUANCE OF UNITS. Subject to the terms and conditions of this Agreement, the Trust agrees to sell to the Purchaser, and the Purchaser agrees to purchase from the Trust, Insurance Shares and Retirement Shares (collectively, the "Securities"), held by investors in and members of life insurance contracts and retirement plans, respectively.

           2. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PURCHASER. The Purchaser hereby represents and warrants to, and covenants for the benefit of, the Trust that:

           2.1 PURCHASE ENTIRELY FOR OWN ACCOUNT. This Agreement is made by the Trust with the Purchaser in reliance upon the Purchaser's representation to the Trust, which by the Purchaser's execution of this Agreement the Purchaser hereby confirms, that the Securities are being acquired for investment purposes, and Purchaser has no present intention of redeeming or reselling the securities in violation of any securities registration requirement under applicable law, but subject nevertheless, to any requirement of law that the disposition of its property shall at all times be within its control.

           2.2 INVESTMENT EXPERIENCE. The Purchaser acknowledges that it can bear the economic risk of the investment for an indefinite period of time and has such knowledge and experience in financial and business matters (and particularly in the business in which the Trust operates) as to be capable of evaluating the merits and risks of the investment in the Securities. The Purchaser represents to the Trust that it is an "accredited investor" as defined in Rule 501(a) of Regulation D under the Securities Act of 1933 (the "Act").

           2.3 RESTRICTED SECURITIES. The Purchaser understands that the Securities are characterized as "restricted securities" under the United States securities laws inasmuch as they are being acquired from the Trust in a transaction not involving a public offering and that under such laws and applicable regulations such Securities may be resold without registration under the Act only in certain circumstances. In this connection, the Purchaser represents that it understands the resale limitations imposed by the Act and is generally familiar with the existing resale limitations imposed by Rule 144.

           2.4 FURTHER LIMITATIONS ON DISPOSITION. The Purchaser further agrees not to make any disposition directly or indirectly of all or any portion of the Securities unless and until:

           (a) There is then in effect a registration statement under the Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

           (b) The Purchaser shall have furnished the Trust with an opinion of counsel, reasonably satisfactory to the Trust, that such disposition will not require registration of such Securities under the Act.

           (c) Notwithstanding the provisions of subsections (a) and (b) above, no such registration statement or opinion of counsel shall be necessary for a transfer by the Purchaser to any affiliate of the Purchaser, if the transferee agrees in writing to be subject to the terms hereof to the same extent as if it were the original Purchaser hereunder.

           2.5 LEGENDS. It is understood that the certificate evidencing the Securities may bear either or both of the following legends:

           (a) "These securities have not been registered under the Securities Act of 1933. They may not be sold, offered for sale, pledged or hypothecated in the absence of a registration statement in effect with respect to the securities under such Act or an opinion of counsel reasonably satisfactory to the Trustees of Baron Capital Funds Trust that such registration is not required."

           (b) Any legend required by the laws of any other applicable jurisdiction.

           The Purchaser and the Trust agree that the legend contained in the paragraph (a) above shall be removed at a holder's request when they are no longer necessary to ensure compliance with federal securities laws.

           2.6 TRUST AGREEMENT: The Purchaser consents to (a) the execution and delivery by the Trust and Purchaser as sponsor of the Trust, of the Trust Agreement in the form attached hereto.

           2.7 ENTIRE AGREEMENT. This Agreement contains the entire agreement between the parties relating to the subject matter hereof, and there are no other representations, endorsements, promises, agreements or understandings, oral, written or inferred, between the parties relating to the subject matter hereof.

           2.8 NO THIRD PARTY BENEFICIARIES. Nothing herein, express or implied, shall give to any Person, other than the parties hereto, and their respective successors and assigns, any benefit of any legal or equitable right, remedy or claim hereunder.

           2.9 AMENDMENT; WAIVER. This Agreement shall not be deemed or construed to be modified, amended, rescinded, cancelled or waived, in whole or in part, except by a written instrument signed by a duly authorized representative of the party to be charged. Failure of either party hereto to exercise any right or remedy hereunder in the event of a breach hereof by the other party shall not constitute a waiver of any such right or remedy with respect to any subsequent breach.

           2.10 SEVERABILITY. If any clause, provision or section hereof shall be ruled invalid or unenforceable by any court of competent jurisdiction, the invalidity or unenforceability of such clause, provision or section shall not affect any of the remaining clauses, provisions or sections hereof.

           2.11 EXECUTION IN COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

           2.12 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to principles of conflicts of law.

           IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                          BARON CAPITAL FUNDS TRUST,
                          BY ITS TRUSTEES


                          ______________________________
                          as Trustee


                          ______________________________
                          as Trustee


                          ______________________________
                          as Trustee


                          ______________________________
                          as Trustee


                          ______________________________
                          as Trustee


                          ______________________________
                          as Trustee


                          ______________________________
                          as Trustee


                          ______________________________
                          BAMCO, INC.


                          By: __________________________
                             Name:
                             Title: